UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

781-925-17000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.03	Amendments to Articles of Incorporation.

NetCapital Inc., formerly known as ValueSetters, Inc. (the “Company”), filed a Current Report on Form 8-K on August 26, 2020 for an Agreement and Plan of Merger (the “Merger”) with Netcapital Funding Portal Inc. (“Netcapital”) designed to create a fintech company with a full range of capabilities within the private capital markets.

Prior to the closing of the Merger, an Amendment to our Articles of Incorporation became effective to (i) change our corporate name to Netcapital Inc., and (ii) effectuate a 1-for-2,000 reverse stock split of our outstanding shares of common stock. These amendments were approved by all members of our Board of Directors and by the holders of a majority of our outstanding common stock by written consent. An Information Statement on Schedule 14C notifying our stockholders of action taken by written consent was mailed to stockholders on September 18, 2020. A copy of the Amendment to our Articles of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

The new name of the Company, Netcapital Inc., is designed to represent the company’s differentiated position as well as its commitment to democratizing private capital markets and empowering entrepreneurs to succeed.

As a result of the reverse stock split, 416,590 shares of common stock were outstanding prior to the issuance of shares of common stock in the Merger. 1,666,360 shares of common stock were issued in conjunction with the Merger, pending regulatory approval from FINRA, for a total of 2,082,950 outstanding shares of common stock. It is the intention of the management of the Company that this transaction be treated as a purchase of Netcapital, with Netcapital becoming a wholly owned subsidiary of the Company. There is no change in the board of directors or the management team of the Company and Netcapital will operate as a subsidiary with its current management team in place.

Effective November 5, 2020, our trading symbol on the OTC marketplace is temporarily changed to “VSTRD” from “VSTR.” This temporary ticker symbol will be replaced by OTC in 20 business days of the reverse stock split with NCPL, a new symbol that reflects the new name of the company.

The merger of ValueSetters and Netcapital affords a full range of capabilities, enhancing our ability to help valued clients and partners access the private capital markets. ValueSetters’ leadership and staff remain in place. Those leveraging ValueSetters’ consulting business, which will be renamed Netcapital Advisors, will receive the same service, care, commitment and attention to detail our partners are accustomed to. Those seeking to raise capital with Netcapital Advisors and Netcapital will encounter a streamlined and seamless experience.

ITEM 9.01    Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

3.1	Amendment to Articles of Incorporation of ValueSetters, Inc.
99.1	Press Release issued by ValueSetters, Inc. on November 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueSetters, Inc.
(Registrant)

Date: November 5, 2020	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer
Principal Accounting Officer